As filed with the Securities and Exchange Commission on September 23, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CONEXANT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	25-1799439
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4000 MacArthur Boulevard
Newport Beach, California 92660-3095
(949) 483-4600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark Peterson, Esq.
Senior Vice President, Chief Legal Officer and Secretary
Conexant Systems, Inc.
4000 MacArthur Boulevard
Newport Beach, California 92660-3095
(949) 483-4600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Andor D. Terner, Esq.
John-Paul Motley, Esq.
O’Melveny & Myers LLP
610 Newport Center Dr., Suite 1700
Newport Beach, California 92660
(949) 760-9600
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-160637
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
      If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
      If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filed, an accelerated filed, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be	Proposed Maximum	Amount Of
Registered(1)	Aggregate Offering Price(2)	Registration Fee(3)
Common Stock, par value $0.01 per share	$4,000,000	$223.20

(1)	This registration statement covers an indeterminate number of shares of common stock of Conexant Systems, Inc. as may from time to time be issued at indeterminate prices, in United States dollars or the equivalent thereof in any other currency, composite currency or currency unit, as shall result in an aggregate initial offering price for all securities in an amount not to exceed $4,000,000.

(2)	Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act of 1933. The $4,000,000 aggregate amount being registered is in addition to the $20,000,000 aggregate amount originally registered, all of which remains available for issuance, under the registrant’s registration statement on Form S-3 (File No. 333-160637).

(3)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.
This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933.

SIGNATURES
Exhibit Index
EX-5.1
EX-23.1

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
     This Registration Statement is being filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and General Instruction IV(A) to Form S-3 solely to register an additional $4,000,000 of the registrant’s common stock, par value $0.01 per share. In accordance with Rule 462(b), this Registration Statement incorporates by reference the contents of the registrant’s Registration Statement on Form S-3 (File No. 333-160637), originally filed with the Securities and Exchange Commission (the “Commission”) on July 17, 2009 and declared effective by the Commission on July 27, 2009, including all exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.
     The required opinions and consents are listed on the Exhibit Index attached to and filed with this Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on September 23, 2009.

CONEXANT SYSTEMS, INC.
By:	/s/ Mark D. Peterson
Mark D. Peterson
Senior Vice President, Chief Legal Officer, and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* D. Scott Mercer	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 23, 2009

* Jean Hu	Chief Financial Officer and Senior Vice President, Business Development (Principal Financial and Accounting Officer)	September 23, 2009

* Christian Scherp	President	September 23, 2009

* William E. Bendush	Director	September 23, 2009

* Steven J. Bilodeau	Director	September 23, 2009

* Dwight W. Decker	Director	September 23, 2009

* F. Craig Farrill	Director	September 23, 2009

* Balakrishnan S. Iyer	Director	September 23, 2009

* Matthew E. Massengill	Director	September 23, 2009

* Jerre L. Stead	Director	September 23, 2009

*By:	/s/ Mark D. Peterson

Mark D. Peterson
Attorney-in-Fact

Exhibit Index

Exhibit No.	Description
5.1	Opinion of O’Melveny & Myers LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-3 (File No. 333-160637) filed with the Commission on July 17, 2009, which was declared effective by the Commission on July 27, 2009, and incorporated by reference herein)